As filed with the Securities and Exchange Commission on May 27, 2005

Registration File No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FPB BANCORP, INC.

(Name of small business issuer in its charter)

Florida	6712	65-1147861
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1301 S.E. Port St. Lucie Blvd.

Port St. Lucie, Florida 34952

(772) 398-1388

(Address and telephone number

of principal executive offices)

David W. Skiles

President and Chief Executive Officer

1301 S.E. Port St. Lucie Blvd.

Port St. Lucie, Florida 34952

(772) 398-1388

(Name, address and telephone number of agent for service)

Copies Requested to:

A.George Igler, Esq. or James J. Quinlan, Esq. Igler & Dougherty, P.A. 500 North Westshore Boulevard Suite 1010	Jeremy P. Ross, Esq. or John N. Giordano, Esq. Bush Ross, P.A. 220 South Franklin Street Tampa, FL 33602
Tampa, FL 33609 (813) 289-1020 Telephone (813) 289-1070 Facsimile	(813) 224-9255 Telephone (813) 223-9620 Facsimile

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☒ 333-123229

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Offering price	Maximum aggregate offering price(1)	Amount of registration fee
Common stock $0.01 par value	160,000	$13.00	$2,080,000	$245.00

(1)	Estimated solely for the purpose of calculating the registration fee on the basis of the offering price per share.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Securities and Exchange Commission Rule 462(b) and General Instruction C of Form SB-2. The contents of the registration statement on Form SB-2 (File No. 333-123229) filed by FPB Bancorp, Inc., with the Securities and Exchange Commission on March 10, 2005, and which was declared effective by the Commission on May 2, 2005, are incorporated by reference into, and shall be deemed part of, this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27.	Exhibits

All Exhibits filed with Registration Statement No. 333-123229 are incorporated by reference into, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith:

Exhibit Number	Description of Exhibit

5.1	Opinion of Igler & Dougherty as to the legality of the shares registered hereunder.

23.1	Consent of Igler & Dougherty, P.A. included in Opinion Letter - See Exhibit 5.1.

23.2	Consent of Hacker Johnson Smith, PA

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Port St. Lucie, State of Florida on May 27, 2005.

FPB BANCORP, INC.

Date:	May 27, 2005	By:	/s/ DAVID W. SKILES
David W. Skiles
President and Chief Executive Officer

Date:	May 27, 2005	By:	/s/ NANCY E. AUMACK
Nancy E. Aumack
Senior Vice President and Chief Financial Officer

Know all men by these presents, that each person whose signature appears below constitutes and appoints David W. Skiles and Nancy E. Aumack, or either of them, as attorney-in-fact, with each having the power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments and Registration Statements filed pursuant to Rule 463(b) and otherwise) to this Registration Statement on Form SB-2 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ JOHN R. BAKER, SR. John R. Baker, Sr.	Vice Chairman of the Board	May 26, 2005

/s/ GARY A. BERGER Gary A. Berger	Chairman of the Board	May 26, 2005

/s/ DONALD J. CUOZZO Donald J. Cuozzo	Director	May 26, 2005

Ann L. Decker	Corporate Secretary and Director	May , 2005

/s/ PAUL J. MIRET Paul J. Miret	Director	May 26, 2005

Robert L. Schweiger	Director	May , 2005

/s/ ROBERT L. SEELEY Robert L. Seeley	Director	May 26, 2005

/s/ DAVID W. SKILES David W. Skiles	Chief Executive Officer President and Director	May 27, 2005

/s/ PAUL A. ZINTER Paul A. Zinter	Director	May 26, 2005